SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2010

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois		60527
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 242-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Pursuant to the Company’s existing Stock Repurchase Program, as extended from time to time, the Board of Directors has authorized the repurchase of up to 5,047,423 shares of the Company’s common stock. In accordance with this authorization, the Company had repurchased 4,239,134 shares of its common stock as of June 30, 2010. The current share repurchase authorization will expire on November 15, 2010, unless extended.

During June 2010, the Company repurchased 194,197 shares of its common stock at an average repurchase price of $8.71 per share. The maximum number of additional shares that may be repurchased pursuant to the current share repurchase authorization is 808,289 shares. The current share repurchase authorization may be suspended, terminated or modified at any time prior to November 15, 2010 for any reason, including, without limitation, market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate.

This release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause BankFinancial’s actual results to differ from those expected at the time of this release. For a discussion of some of the factors that may cause actual results to differ from expectations, please refer to BankFinancial’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K as filed with the SEC. Investors are urged to review all information contained in these reports, including the risk factors discussed therein. Copies of these filings are available at no cost on the SEC’s website at http://www.sec.gov or on BankFinancial’s website at www.bankfinancial.com. Forward looking statements speak only as of the date they are made, and we do not undertake to update them to reflect changes.

The information in the preceding paragraph is considered to be “furnished” under the Securities Exchange Act of 1934, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

(Registrant)

Date: July 1, 2010

/S/ F. MORGAN GASIOR
F. Morgan Gasior Chairman of the Board, Chief Executive Officer and President